UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014 (November 14, 2014)

Spindle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55151	20-8241820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8700 E. Vista Bonita Dr., STE 260

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 800-560-9198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On November 14, 2014, David Ide informed the Board of Directors (the “Board”) of Spindle, Inc. (the “Company”) that he would resign from his position as a director effective immediately.  Mr. Ide is a founder of the Company and has served as a director of the Company and Co-Chairman of the Board since December 2, 2011.   Mr. Ide is an experienced CEO, chairman, and director and Mr. Ide’s transition from the Company’s Board is consistent with his history as a serial entrepreneur and founder of several past companies.  His vision, experience, and leadership have contributed greatly to the Company’s growth and current stage of development.

On November 17, 2014, to fill the vacancy created by Mr. Ide’s resignation, the Board approved Tony VanBrackle to serve as a Director of the Company, effective immediately.  Mr. VanBrackle, a shareholder of the Company, will hold office for the remainder of Mr. Ide’s term until the Company’s Annual Meeting of Shareholders.

Mr. VanBrackle’s career in the payments sector extends back well over three decades. Since 2011, Mr. VanBrackle has been the managing member of Payment Ventures, LLC, an investment firm that specializes in the mobile commerce and payment sectors. In 2000, Mr. VanBrackle founded Solveras Payment Solutions and served as its Chief Executive Officer until its sale in 2011.  Mr. VanBrackle serves as a board member for Phoenix Managed Networks, a provider of secure data transaction solutions, since 2011, and is a member of the advisory board for MicroVentures, an online equity crowdfunding platform for startups and investors, since 2012. He also serves on the boards of several other businesses, including Convexcel Group, and Cardflight, since 2012 and 2011, respectively.  Previously, Mr. VanBrackle served as chairman of the board for several industry-leading businesses, including Electronic Check Alliance Processing, and Smart Pay Solutions.

On November 17, 2014, the Board also approved the appointment of William Clark as Chairman of the Board effective immediately.  Mr. Clark joined the Company in 2011 and has served as President since 2012 and Chief Executive Officer since 2013.  Mr. Clark has been a director since February 2014 and will serve as Chairman for the remainder of his term until the Company’s Annual Meeting of Shareholders.  In connection with Mr. Clark’s appointment as Chairman, Glenn Bancroft relinquished the position of Co-Chairman of the Board but remains a director of the Company.

On November 17, 2014, the Board reconstituted the following standing committees of the Board, with the revised memberships to become effective immediately:

•

Audit Committee:  John Devlin (Chairperson), Jack Scott and Christopher Meinerz

•

Compensation Committee:  Glenn Bancroft (Chairperson), Jack Scott and John Devlin

•

Nominating Committee:  Jack Scott (Chairperson), Glenn Bancroft and William Clark

The changes to the memberships of these Committees are as follows:

•

Dr. Scott and Mr. Meinerz join the Audit Committee, replacing Mr. Bancroft

•

Dr. Scott joins the Compensation Committee

•

Dr. Scott, Mr. Bancroft and Mr. Clark join the Nominating Committee, replacing Mr. Devlin and Mr. Ide

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. VanBrackle.

Related Party Transactions

There are no related party transactions reportable under Item 404(a) of Regulation S-K.

Compensation Arrangements

For his services as a director, Mr. VanBrackle will receive $2,500 per month and is entitled to reimbursement of any fees and expenses in connection with performing his duties as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spindle, Inc.
(Registrant)

Date: November 18, 2014	By:	/s/ William Clark
William Clark
Chairman and Chief Executive Officer

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